Exhibit 2.4

                 RECEIVER'S ASSIGNMENT OF INTEREST IN COURSEWARE

         This Indenture made as of the 16th day of September, 1998;

BETWEEN:

         GRANT THORNTON LIMITED, as receiver and manager of the property and assets of High Performance Group (Canada) Inc., (the "Grantor")

                                                     OF THE FIRST PART

         ITC CANADA LIMITED, a body corporate, having its registered office in the City of Halifax, County of Halifax, Province of Nova Scotia, (the "Grantee")

                                                     OF THE SECOND PART

RECITALS:

A. High Performance Group (Canada) Inc. ("HPG") granted certain security to Nova Scotia Business Development Corporation, a Crown Corporation of the Province of Nova Scotia ("NSBDC") comprising a Debenture in the original principal amount of $1,000,000 dated April 29, 1997 and registered under the Corporations Securities Registration Act on May 1, 1997 as number 30927A and also filed under the Personal Property Registry on December 23, 1997 as number 155606, (the "Debenture"), whereby HPG charged certain of its property, assets and undertaking including the property herein described as security for its indebtedness to NSBDC;

B. The Debenture provided, inter alia, that upon it becoming enforceable NSBDC by instrument in writing may appoint any person to be a receiver with power to convey, transfer and assign the title to any of the undertaking, property and assets charged by the Debenture;

C. Default having occurred under the Debenture, Grant Thornton Limited was appointed Receiver of the property, assets and undertaking of HPG by NSBDC on July 20, 1998 by written appointment;

D. In response to an open tendering process, the Grantee offered to purchase the Receiver's right, title and interests in the assets of HPG on August 19, 1998 which offer was accepted August 21, 1998, pursuant to which the Grantor agreed to sell to the Grantee and the Grantee agreed to purchase from the Grantor, the Grantor's right, title and interest in the courseware and other assets of HPG, including the property referred to herein and in Schedule "A" attached hereto.

WITNESSETH THAT:

1. In consideration of the sum of One Dollar ($1.00) of lawful money of Canada now paid by the Grantee to the Grantor and other good and valuable consideration, the receipt whereof is hereby acknowledged, the Grantor has granted, bargained, sold, assigned, transferred and set over and by these presents does grant, bargain, sell, convey, assign, transfer and set over unto the Grantee and the Grantee's successors and assigns, all of the Grantor's right, title and interest, under and pursuant to the Debenture, in and to the technology courseware, software engines, software and related materials, training courses, CD-Roms, computer discs, (and any computer programs contained on discs or CD-Roms or work in process) manuals and any property developed therefrom and the right to copy, publish, amend, transmit, alter, license, franchise, digitize and further develop all such property, including but not limited to those described in Schedule "A" attached hereto, (collectively, the "Courseware"), on an "as is, where is" basis without warranties.

2. The Grantor covenants that it has done no act or thing to encumber the Courseware.

3. The Grantor covenants and agrees with the Grantee, its successors and assigns, that it will, from time to time, and at all times hereafter, upon every reasonable request of the Grantee, its successors and assigns, but at the cost of the Grantee, its successors and assigns, make, do and execute or cause and procure to be made, done and executed all such further acts, deeds or assurances as may be reasonably be required by the Grantee, its successors and assigns, for more effectually and completely vesting in the Grantee, its successors and assigns, the Courseware hereby assigned and transferred in accordance with the terms hereof.

         IN WITNESS WHEREOF the Grantor has caused this indenture to be properly executed as of the day, month and year herein above first written.

SIGNED, SEALED AND DELIVERED        )
in the presence of:                 )       GRANT THORNTON LIMITED, as
                                    )       receiver and manager of the property
                                    )       and assets of High Performance Group
/s/  Robert G. MacKeigan            )       (Canada) Inc.
------------------------------      )
                                    )        By: /s/ Ross Landers
                                    )           -------------------------------

                              Schedule "A" Parcel 3
                                                                     APPENDIX C


                      HIGH PERFORMANCE GROUP (CANADA) INC.

                                   COURSEWARE

The Receiver's right, title and interest in courseware products developed or owned by HPG including but not limited to the following:

         Call Centre
         The ART of Customer Service
         The ART of Customer Service - French adaption
         Promises that Pay
         Ask for the Business...and Get It!
         Hiring Assessment (in Development)
         Leadership Training (in Development)

         Engine
         Soft Skills delivery engine

         Stand Up Training Titles - Not yet Digitized
         Changing the Face of Trauma
         I'm a Great Trainer:  Advanced Platform Skills
         Quality Performance Solutions

DATED:                 September                                          1998
--------------------------------------------------------------------------------




BETWEEN:


         GRANT THORNTON LIMITED, as receiver and manager of the property and assets of High Performance Group (Canada) Inc.,

                                                              GRANTOR


                                     - and -


         ITC CANADA LIMITED, a body corporate, having its registered office in the City of Halifax, County of Halifax, Province of Nova Scotia,

                                                              GRANTEE


--------------------------------------------------------------------------------

                 RECEIVER'S ASSIGNMENT OF INTEREST IN COURSEWARE
                                    Parcel 3

--------------------------------------------------------------------------------





                                  C. Holm, Q.C.
                                 HUESTIS o HOLM
                            Barristers and Solicitors
                  708 - 1809 Barrington Street - CIBC Building
                         Halifax - Nova Scotia - Canada
                                     B3J 3K8

                                   File #32796

                 RECEIVER'S ASSIGNMENT OF INTEREST IN COURSEWARE

         This Indenture made as of the 16th day of September, 1998;

BETWEEN:

         GRANT THORNTON LIMITED, as receiver and manager of the property and assets of Mentor Networks Inc., (the "Grantor")

                                                     OF THE FIRST PART

         - and -

         ITC CANADA LIMITED, a body corporate, having its registered office in the City of Halifax, County of Halifax, Province of Nova Scotia, (the "Grantee")

                                                     OF THE SECOND PART

RECITALS:

A. Mentor Networks Inc. ("Mentor") granted certain security to the Nova Scotia Business Development Corporation, a Crown Corporation of the Province of Nova Scotia ("NSBDC") comprising, inter alia, the following:

         a. A Debenture in the original principal amount of $2,500,000 dated April 29, 1997 and registered under the Corporations Security Registration Act on May 1, 1997 as number 30928A and also filed under the Personal Property Registry on December 23, 1997 as number 155622 (the "Debenture"), whereby Mentor charged certain of its property, assets and undertaking including the property herein described as security for its indebtedness to NSBDC;

         b. the Debenture provided, inter alia, that upon it becoming enforceable NSBDC, by instrument in writing may appoint any person to be a receiver with power to convey, transfer and assign the title to any of the undertaking, property and assets charged by the Debenture;

         c. A Mortgage by way of sublease of Mentor's business premises located in the Purdy's Wharf Tower;

(collectively, the "Security")

B. Default having occurred under the Security, Grant Thornton Limited was appointed Receiver of the property, assets and undertaking of Mentor by NSBDC on July 20, 1998 by written appointment;

C. In response to an open tendering process, the Grantee offered to purchase the Receiver's right, title and interests in the assets of Mentor on August 19, 1998 which offer was accepted August 21, 1998, pursuant to which the Grantor agreed to sell to the Grantee and the Grantee agreed to purchase from the Grantor, the Grantor's right, title and interest in the personal property and assets of Mentor, including the property referred to herein and in Schedule "A" attached hereto.

WITNESSETH THAT:

1. In consideration of the sum of One Dollar ($1.00) of lawful money of Canada now paid by the Grantee to the Grantor and other good and valuable consideration, the receipt whereof is hereby acknowledged, the Grantor has granted, bargained, sold, assigned, transferred and set over and by these presents does grant, bargain, sell, convey, assign, transfer and set over unto the Grantee and the Grantee's successors and assigns, all of the Grantor's right, title and interest, under and pursuant to the Debenture, in and to the technology courseware, software engines, software and related materials, training courses, CD-Roms, computer discs, (and any computer programs contained on discs or CD-Roms or work in process) manuals and any property developed therefrom and the right to copy, publish, amend, transmit, alter, licence, franchise, digitize and further develop all such property, including but not limited to those described in Schedule "A" attached hereto, (collectively, the "Courseware"), on an "as is, where is" basis without warranties.

2. The Grantor covenants that it has done no act or thing to encumber the Courseware.

3. The Grantor covenants and agrees with the Grantee, its successors and assigns, that it will, from time to time, and at all times hereafter, upon every reasonable request of the Grantee, its successors and assigns, but at the cost of the Grantee, its successors and assigns, make, do and execute or cause and procure to be made, done and executed all such further acts, deeds or assurances as may be reasonably be required by the Grantee, its successors and assigns, for more effectually and completely vesting in the Grantee, its successors and assigns, the Courseware hereby assigned and transferred in accordance with the terms hereof.

         IN WITNESS WHEREOF the Grantor has caused this indenture to be properly executed as of the day, month and year herein above first written.

SIGNED, SEALED AND DELIVERED        )
in the presence of:                 )     GRANT THORNTON LIMITED, as
                                    )     receiver and manager of the property
                                    )     and assets of Mentor Networks Inc.
/s/  Robert G. MacKeigan            )
-------------------------------     )
                                    )     By: /s/ Ross Landers
                                    )        ----------------------------------

                              Schedule "A" Parcel 2
                                                                      APPENDIX B

                              MENTOR NETWORKS INC.

                                   COURSEWARE

The Receiver's right, title and interest in courseware products developed or owned by Mentor including, but not limited to the following:

                  Learn Windows 95
                  Learn Windows 95 - Version 2 with Desktop Coach

                  Learn Windows NT 4.0
                  Learn Windows NT 4.0 - Version 2 with Desktop Coach

                  Learn Word 6.0
                  Learn Word 7.0
                  Learn Word 97
                  Learn Word 97 - Version 2 with Desktop Coach

                  Learn Excel 5.0
                  Learn Excel 7.0
                  Learn Excel 97
                  Learn Excel 97 - Version 2 with Desktop Coach

                  Learn PowerPoint 4.0
                  Learn PowerPoint 7.0
                  Learn PowerPoint 97
                  Learn PowerPoint 97 - Version 2 with Desktop Coach

                  Learn Access 97
                  Learn Access 97 - Version 2 with Desktop Coach

                  Learn Outlook 97
                  Learn Outlook 97 - Version 2 with Desktop Coach

                  Mentor System Administrator
                  Mentor Engine 16 Bit
                  Mentor Engine 32 Bit
                  Mentor Engine - Installer
                  Mentor Engine - System Administrator
                  Mentor Engine - Courseware  Site Manager
                  Mentor Engine - Progress Report
                  Mentor Engine - Stand  Alone Assessment
                  Wireless World (development for Telecommunications Learning
                                  Institute)

DATED:            September                                                 1998
--------------------------------------------------------------------------------




BETWEEN:


         GRANT THORNTON LIMITED, as receiver and manager of the property and assets of Mentor Networks, Inc.,

                                                              GRANTOR


                                     - and -


         ITC CANADA LIMITED, a body corporate, having its registered office in the City of Halifax, County of Halifax, Province of Nova Scotia,

                                                              GRANTEE


--------------------------------------------------------------------------------

                 RECEIVER'S ASSIGNMENT OF INTEREST IN COURSEWARE
                                    Parcel 2

--------------------------------------------------------------------------------





                                  C. Holm, Q.C.
                                 HUESTIS o HOLM
                            Barristers and Solicitors
                  708 - 1809 Barrington Street - CIBC Building
                         Halifax - Nova Scotia - Canada
                                     B3J 3K8

                                   File #32796